EXHIBIT 99.1

NEWS RELEASE

Contact: Kathy Liebmann        (734) 241-2438                 kathy.liebmann@la-z-boy.com

LA-Z-BOY REPORTS FISCAL 2021 FIRST-QUARTER RESULTS

Reports Strong Written Trends and Reinstates a Dividend

MONROE, Mich., August 18, 2020--La-Z-Boy Incorporated (NYSE: LZB), a global leader in residential furniture, today reported its operating results for the fiscal 2021 first quarter ended July 25, 2020.

Fiscal 2021 first quarter versus Fiscal 2020 first quarter:

•	Consolidated sales decreased 31.0% to $285.5 million, reflecting ongoing COVID-19 impact

•	Written same-store sales for the entire La-Z-Boy Furniture Galleries® network increased 14.8%

•	Consolidated operating margin:

◦	GAAP: 1.5% versus 5.7%

◦	Non-GAAP(1): 3.1% versus 6.3%

▪	Wholesale(2): 9.4% versus 9.5%

▪	Retail: (6.8)% versus 6.0%

•	Net income attributable to La-Z-Boy Incorporated per diluted share (“EPS”):

◦	GAAP: $0.10 versus $0.38

◦	Non-GAAP(1): $0.18 versus $0.42

•	Cash generated from operating activities was $106.3 million

•	Cash(3) was $336.7 million at quarter end

Kurt L. Darrow, Chairman, President and Chief Executive Officer of La-Z-Boy, said, "Our first quarter began in May with most of our customers still closed due to COVID-19. However, as retailers re-opened, written orders rapidly accelerated in June and July, with consumers spending a higher percentage of discretionary dollars on home furnishings. During the quarter, we re-opened all operations across our retail, distribution and manufacturing businesses. Our team demonstrated great resilience and we are thankful for everyone's hard work, safety consciousness, and dedication to the company."

Darrow added, "After temporary shutdowns for most of April, our plants have increased production weekly to meet demand, and are operating at about 90% of prior-year levels. Strong demand, coupled with ramping up manufacturing, has resulted in a significant increase in product backlog, extended lead times between order and delivery, and slower-than-normal delivered sales for the first quarter."

Darrow concluded, "We are cautiously optimistic as we head into the fall, based on current demand trends, but recognize the pandemic is still upon us and much uncertainty exists on a variety of fronts. We remain agile in managing the business day to day, focusing on service to customers while maintaining financial conservatism. We are proud to have delivered strong cash results in this challenging first quarter, with $106 million in cash from operations and a strong balance sheet which enables us to navigate this uncertain time."

Consolidated sales in the first quarter of fiscal 2021 decreased 31.0% to $285.5 million, due to the impact of COVID-19. Consolidated GAAP operating margin was 1.5% versus 5.7% in the prior-year quarter. Non-GAAP(1) operating margin was 3.1% versus 6.3% in last year’s first quarter, due to the impact of closures and start up.

For the entire La-Z-Boy Furniture Galleries® network, written same-store sales increased 14.8% for the fiscal 2021 first quarter. An initial decline in May of 13%, due to pandemic-related store closures, was more than offset by increases of 30% in June and 32% in July.

For the quarter, sales in the company’s Wholesale(2) segment, which now includes the former Upholstery and Casegoods segments, decreased 30% to $223.6 million, primarily the result of lower unit volume due to COVID-19-related retail closures and extended lead times to delivery as production continued to increase each month. Written orders were up 2.4% for the quarter, after a decline of 38% in May and an increase of 29% in both June and July. Non-GAAP(1) operating margin for the Wholesale(2) segment was 9.4% versus 9.5%. The negative impact of the many COVID-19 challenges to profitability were mostly offset by aggressive temporary cost-control measures implemented across the organization.

Retail segment sales decreased 36.3% to $91.1 million in the first quarter of fiscal 2021, primarily the result of temporary store closures in the fourth quarter and into the fiscal 2021 first quarter, and delays in product deliveries from manufacturing shut-downs. Written same-store sales for the company-owned La-Z-Boy Furniture Galleries® stores increased 11.1% in the first quarter, even with the majority of stores closed in May and some still closed in June. On a decline in traffic, conversion and average ticket improved, driven by increased units and higher design sales. Non-GAAP(1) operating margin for the Retail segment was a loss of (6.8%) versus income of 6.0% in last year’s first quarter, as a result of fixed costs during the temporary decline in volume.

Fiscal 2021 first-quarter sales for Joybird (reported in the Corporate & Other segment) decreased 21.7% to $13.4 million. Written sales increased 38.2%, with deliveries expected later in the second quarter and into the third quarter as Joybird's Tijuana-based plant re-opened later than the company's U.S.-based plants. Joybird reduced its operating loss for the quarter on a year-over-year basis and sequentially as the company balances investments in sales growth with bottom-line performance.

GAAP diluted EPS was $0.10 for the fiscal 2021 first quarter versus $0.38 in the prior-year quarter. Non-GAAP(1) diluted EPS was $0.18 versus $0.42 in last year’s first quarter.

Balance Sheet and Cash Flow

For the first quarter, the company generated $106.3 million in cash from operating activities, including a $61 million increase in customer deposits from written orders for the company's Retail segment and Joybird. La-Z-Boy ended the quarter with $336.7 million in cash(3), including $50 million in cash proactively drawn on the company's credit facility to enhance liquidity in response to COVID-19, compared with $113.6 million in cash(3) at the end of the fiscal 2020 first quarter. In addition, the company holds $16.5 million in investments to enhance returns on cash versus $32.9 million in last year's first quarter. During the period, the company invested $9.8 million in the business through capital expenditures and paid back $25 million of the original $75 million drawn against its credit line.

(1)Non-GAAP amounts for the first quarter of fiscal 2021 exclude:

•
a pre-tax charge of $3.5 million, or $0.06 per diluted share, related to the company’s business realignment, announced in June 2020, which included a 10% reduction in the company's global workforce and the closure of its Newton, Mississippi upholstery manufacturing facility

•
pre-tax purchase accounting charges related to acquisitions completed in prior periods totaling $1.2 million, or $0.02 per diluted share, with $1.0 million included in operating income and $0.2 million expense included in interest expense

(1)Non-GAAP amounts for the first quarter of fiscal 2020 exclude:

•	pre-tax purchase accounting charges of $1.5 million, or $0.02 per diluted share, with $1.3 million included in operating income and $0.2 million included in interest expense

•	a pre-tax charge of $1.5 million, or $0.02 per diluted share, related to the company's supply chain optimization initiative

Please refer to the accompanying “Reconciliation of GAAP to Non-GAAP Financial Measures” for detailed information on calculating the Non-GAAP measures used in this press release and a reconciliation to the most directly comparable GAAP measure.

(2)Wholesale segment: Effective in the first quarter of fiscal 2021, in order to better align with the manner in which we view and manage the business, coupled with economic and customer channel similarities, the company revised its reportable operating segments by aggregating the former Upholstery segment with the former Casegoods segment to form the newly combined Wholesale segment. The change in reportable operating segments reflects how the company evaluates financial information used to make operating decisions. Prior-period results disclosed in this earnings release with respect to the Wholesale segment have been revised to reflect these changes.

(3)Cash includes cash, cash equivalents and restricted cash.

Dividend

On August 18, 2020, the Board of Directors elected to reinstate a regular quarterly dividend to shareholders of $0.07 per share, 50% of the dividend amount paid quarterly prior to the company's suspension of dividends as part of its COVID-19 Action Plan. The dividend will be paid on September 15, 2020, to shareholders of record as of September 3, 2020.

Conference Call

La-Z-Boy will hold a conference call with the investment community on Wednesday, August 19, 2020, at 8:30 a.m. eastern time. The toll-free dial-in number is 844.602.0380; international callers may use 862.298.0970.

The call will be webcast live, with corresponding slides, and archived on the Internet. It will be available at https://lazboy.gcs-web.com/. A telephone replay will be available for a week following the call. This replay will be accessible to callers from the U.S. and Canada at 877.481.4010 and to international callers at 919.882.2331. Enter Replay Passcode: 36268. The webcast replay will be available for one year.

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Generally, forward-looking statements include information concerning expectations, projections or trends relating to our results of operations, financial results, financial condition, strategic initiatives and plans, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, future economic performance, business, and industry and the effect of the novel coronavirus (“COVID-19”) pandemic on our business operations and financial results.

The forward-looking statements in this press release are based on certain assumptions and currently available information and are subject to various risks and uncertainties, many of which are unforeseeable and beyond our control, such as the continuing and developing impact of, and uncertainty caused by, the COVID-19 pandemic. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial results. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed in our fiscal 2020 Annual Report on Form 10-K and other factors identified in our reports filed with the Securities and Exchange Commission. Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or for any other reason.

Additional Information

This news release is just one part of La-Z-Boy’s financial disclosures and should be read in conjunction with other information filed with the Securities and Exchange Commission, which is available at: https://lazboy.gcs-web.com/financial-information/sec-filings. Investors and others wishing to be notified of future La-Z-Boy news releases, SEC filings and quarterly investor conference calls may sign up at: https://lazboy.gcs-web.com/.

Background Information

La-Z-Boy Incorporated is one of the world’s leading residential furniture producers, marketing furniture for every room of the home. The Wholesale segment includes the company's upholstery companies, England and La-Z-Boy, and the company's casegoods companies, American Drew®, Hammary®, and Kincaid®. The company-owned Retail segment includes 155 of the 355 La-Z-Boy Furniture Galleries® stores. Joybird is an e-commerce retailer and manufacturer of upholstered furniture.
The corporation’s branded distribution network is dedicated to selling La-Z-Boy Incorporated products and brands, and includes 355 stand-alone La-Z-Boy Furniture Galleries® stores and 558 independent Comfort Studio® locations, in addition to in-store gallery programs for the company’s Kincaid and England operating units. Additional information is available at http://www.la-z-boy.com/.

Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with accounting principles generally accepted in the United States ("GAAP"), this press release also includes Non-GAAP financial measures. Management uses these Non-GAAP financial measures when assessing our ongoing performance. This press release contains references to Non-GAAP operating income, Non-GAAP operating margin, Non-GAAP income before income taxes, Non-GAAP net income attributable to La-Z-Boy Incorporated and Non-GAAP net income attributable to La-Z-Boy Incorporated per diluted share, which may exclude, as applicable, business realignment charges, purchase accounting charges, and charges for our supply chain optimization initiative. The business realignment charges include severance costs, asset impairment costs, and costs to relocate equipment and inventory related to organizational changes we undertook as a result of our COVID-19 Action Plan. The purchase accounting charges may include the amortization of intangible assets, incremental expense upon the sale of inventory acquired at fair value, amortization of employee retention agreements, fair value adjustments of future cash payments recorded as interest expense, and adjustments to the fair value of contingent consideration. The charges for our supply chain optimization initiative may include severance costs, accelerated depreciation expense, costs to relocate equipment and inventory, as well as other costs related to the closure, relocation and sale of certain manufacturing operations. These Non-GAAP financial measures are not meant to be considered superior to or a substitute for La-Z-Boy Incorporated’s results of operations prepared in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. Reconciliations of such Non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

Management believes that presenting certain Non-GAAP financial measures will help investors understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. Management excludes purchase accounting charges because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions consummated and the success with which we operate the businesses acquired. While the company has a history of acquisition activity, it does not acquire businesses on a predictable cycle, and the impact of goodwill impairment charges and purchase accounting charges is unique to each acquisition and can vary significantly from acquisition to acquisition. Similarly, business realignment charges and the charges related to the company’s supply chain optimization initiative are dependent on the timing, size, number and nature of the operations being moved or closed, and the charges may not be incurred on a predictable cycle. Management believes that exclusion of these items facilitates more consistent comparisons of the company’s operating results over time. Where applicable, the accompanying “Reconciliation of GAAP to Non-GAAP Financial Measures” tables present the excluded items net of tax calculated using the effective tax rate from operations for the period in which the adjustment is presented.

# # #

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Quarter Ended
(Unaudited, amounts in thousands, except per share data)	7/25/20	7/27/19
Sales	$285,458	$413,633
Cost of sales	169,095	245,921
Gross profit	116,363	167,712
Selling, general and administrative expense	112,038	144,290
Operating income	4,325	23,422
Interest expense	(459)	(318)
Interest income	494	727
Other income (expense), net	1,474	(760)
Income before income taxes	5,834	23,071
Income tax expense	1,155	5,083
Net income	4,679	17,988
Net loss attributable to noncontrolling interests	119	81
Net income attributable to La-Z-Boy Incorporated	$4,798	$18,069

Basic weighted average common shares	45,909	46,820
Basic net income attributable to La-Z-Boy Incorporated per share	$0.10	$0.39

Diluted weighted average common shares	45,965	47,125
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.10	$0.38

LA-Z-BOY INCORPORATED
CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands, except par value)	7/25/20	4/25/20
Current assets
Cash and equivalents	$334,204	$261,553
Restricted cash	2,476	1,975
Receivables, net of allowance of $5,983 at 7/25/20 and $7,541 at 4/25/20	97,374	99,351
Inventories, net	180,401	181,643
Other current assets	89,497	81,804
Total current assets	703,952	626,326
Property, plant and equipment, net	212,933	214,767
Goodwill	161,597	161,017
Other intangible assets, net	28,614	28,653
Deferred income taxes – long-term	20,060	20,839
Right of use lease asset	310,133	318,647
Other long-term assets, net	66,458	64,640
Total assets	$1,503,747	$1,434,889

Current liabilities
Accounts payable	61,917	55,511
Short-term borrowings	$50,000	$75,000
Lease liability, current	64,399	64,376
Accrued expenses and other current liabilities	248,230	155,282
Total current liabilities	424,546	350,169
Lease liability, long-term	262,225	270,162
Other long-term liabilities	101,977	98,252
Shareholders' equity
Preferred shares – 5,000 authorized; none issued	—	—
Common shares, $1.00 par value – 150,000 authorized; 45,989 outstanding at 7/25/20 and 45,857 outstanding at 4/25/20	45,989	45,857
Capital in excess of par value	320,067	318,215
Retained earnings	346,750	343,633
Accumulated other comprehensive loss	(5,232)	(6,952)
Total La-Z-Boy Incorporated shareholders' equity	707,574	700,753
Noncontrolling interests	7,425	15,553
Total equity	714,999	716,306
Total liabilities and equity	$1,503,747	$1,434,889

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS

	Quarter Ended
(Unaudited, amounts in thousands)	7/25/20	7/27/19
Cash flows from operating activities
Net income	$4,679	$17,988
Adjustments to reconcile net income to cash provided by operating activities
(Gain)/loss on disposal of assets	14	(536)
Gain on sale of investments	(108)	(4)
Change in deferred taxes	785	(677)
Provision for doubtful accounts	(1,575)	116
Depreciation and amortization	8,119	7,298
Equity-based compensation expense	2,047	1,675
Change in receivables	3,745	8,535
Change in inventories	1,686	(527)
Change in right-of use lease asset	16,469	16,101
Change in other assets	4,031	(8,792)
Change in payables	8,864	(1,391)
Change in lease liabilities	(15,857)	(16,418)
Change in other liabilities	73,401	(4,028)
Net cash provided by operating activities	106,300	19,340

Cash flows from investing activities
Proceeds from disposals of assets	10	22
Proceeds from insurance	—	642
Capital expenditures	(9,810)	(12,299)
Purchases of investments	(3,623)	(5,288)
Proceeds from sales of investments	14,671	4,060
Acquisitions, net of cash acquired	(437)	(5,438)
Net cash provided by (used for) investing activities	811	(18,301)

Cash flows from financing activities
Payments on debt and finance lease liabilities	(25,013)	(47)
Stock issued for stock and employee benefit plans, net of shares withheld for taxes	(1,749)	(1,417)
Purchases of common stock	—	(12,313)
Dividends paid to shareholders	—	(6,112)
Dividends paid to minority interest joint venture partners (1)	(8,507)	—
Net cash used for financing activities	(35,269)	(19,889)

Effect of exchange rate changes on cash and equivalents	1,310	655
Change in cash, cash equivalents and restricted cash	73,152	(18,195)
Cash, cash equivalents and restricted cash at beginning of period	263,528	131,787
Cash, cash equivalents and restricted cash at end of period	$336,680	$113,592

Supplemental disclosure of non-cash investing activities
Capital expenditures included in payables	$881	$2,416

(1)	Includes dividends paid to joint venture minority partners resulting from the repatriation of dividends from our foreign earnings that we no longer consider permanently reinvested.

LA-Z-BOY INCORPORATED
SEGMENT INFORMATION

	Quarter Ended
(Unaudited, amounts in thousands)	7/25/20	7/27/19
Sales
Wholesale segment:
Sales to external customers	$179,755	$252,773
Intersegment sales	43,818	67,778
Wholesale segment sales	223,573	320,551

Retail segment sales	91,137	142,996

Corporate and Other:
Sales to external customers	14,566	17,864
Intersegment sales	2,175	2,688
Corporate and Other sales	16,741	20,552

Eliminations	(45,993)	(70,466)
Consolidated sales	$285,458	$413,633

Operating Income (Loss)
Wholesale segment	$17,940	$28,864
Retail segment	(6,627)	8,477
Corporate and Other	(6,988)	(13,919)
Consolidated operating income	$4,325	$23,422

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Quarter Ended
(Amounts in thousands, except per share data)	7/25/20	7/27/19
GAAP gross profit	$116,363	$167,712
Add back: Purchase accounting charges - incremental expense upon the sale of inventory acquired at fair value	297	117
Add back: Business realignment charges	1,070	—
Add back: Supply chain optimization initiative	(50)	1,508
Non-GAAP gross profit	$117,680	$169,337

GAAP SG&A	$112,038	$144,290
Less: Purchase accounting charges - amortization of intangible assets and retention agreements	(722)	(1,192)
Less: Business realignment charges	(2,472)	—
Non-GAAP SG&A	$108,844	$143,098

GAAP operating income	$4,325	$23,422
Add back: Purchase accounting charges	1,019	1,309
Add back: Business realignment charges	3,542	—
Add back: Supply chain optimization initiative	(50)	1,508
Non-GAAP operating income	$8,836	$26,239

GAAP income before income taxes	$5,834	$23,071
Add back: Purchase accounting charges recorded as part of gross profit, SG&A, and interest expense	1,189	1,502
Add back: Business realignment charges	3,542	—
Add back: Supply chain optimization initiative	(50)	1,508
Non-GAAP income before income taxes	$10,515	$26,081

GAAP net income attributable to La-Z-Boy Incorporated	$4,798	$18,069
Add back: Purchase accounting charges recorded as part of gross profit, SG&A, and interest expense	1,189	1,502
Less: Tax effect of purchase accounting	(235)	(330)
Add back: Business realignment charges	3,542	—
Less: Tax effect of business realignment charges	(701)	—
Add back: Supply chain optimization initiative	(50)	1,508
Less: Tax effect of supply chain optimization initiative	10	(332)
Non-GAAP net income attributable to La-Z-Boy Incorporated	$8,552	$20,417

GAAP net income attributable to La-Z-Boy Incorporated per diluted share	$0.10	$0.38
Add back: Purchase accounting charges, net of tax, per share	0.02	0.02
Add back: Business realignment charges, net of tax, per share	0.06	—
Add back: Supply chain optimization initiative, net of tax, per share	—	0.02
Non-GAAP net income attributable to La-Z-Boy Incorporated per diluted share	$0.18	$0.42

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
SEGMENT INFORMATION

	Quarter Ended
(Amounts in thousands)	7/25/20	% of sales	7/27/19	% of sales
GAAP operating income (loss)
Wholesale segment	$17,940	8.0%	$28,864	9.0%
Retail segment	(6,627)	(7.3)%	8,477	5.9%
Corporate and Other	(6,988)	N/M	(13,919)	N/M
Consolidated GAAP operating income	$4,325	1.5%	$23,422	5.7%

Non-GAAP items affecting operating income
Wholesale segment	$3,004		$1,563
Retail segment	465		117
Corporate and Other	1,042		1,137
Consolidated Non-GAAP items affecting operating income	$4,511		$2,817

Non-GAAP operating income (loss)
Wholesale segment	$20,944	9.4%	$30,427	9.5%
Retail segment	(6,162)	(6.8)%	8,594	6.0%
Corporate and Other	(5,946)	N/M	(12,782)	N/M
Consolidated Non-GAAP operating income	$8,836	3.1%	$26,239	6.3%

N/M - Not Meaningful